Riviera Holdings' First Quarter 2008 Conference Call Set for May 8

LAS VEGAS, April 23 /PRNewswire-FirstCall/ -- In conjunction with the release of Riviera Holdings Corporation's (Amex: RIV) first quarter financial results, the Company will hold a conference call on Thursday, May 8, 2008 at 2 p.m. EDT.

What: Riviera Holdings First Quarter 2008 Financial
      Results

When: Thursday, May 8, 2008, 2 p.m. EDT/ 11 a.m. PDT

Where: http://www.videonewswire.com/event.asp?id=47955
       or http://www.theriviera.com

How: Live and rebroadcast over the Internet -- simply log onto the web at one of the above addresses or dial the toll-free number below

Live call via telephone: 888-599-8655

Replay information: 888-203-1112, code 6724843

Contact information: Betsy Truax 208-241-3704 or

betsytruax_hartman@msn.com

About Riviera Holdings:

Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.